                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS












IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Frank H. Scarangella, SVP                      Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          Gregory A. Burton, AVP
(212) 635-1590                                 (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Third Quarter Diluted E.P.S. of 49 Cents Up 17%
Securities Servicing Fee Revenue Up 37%
Return on Average Common Equity of 25.75%


NEW YORK, N.Y., October 16, 2000 -- The Bank of New York Company, Inc. (NYSE:
BK) reports third quarter diluted earnings per share of 49 cents, up 17% from the 42 cents earned on a normalized basis in the third quarter of 1999. Net income for the third quarter was $363 million, up 16% from the $313 million earned on a normalized basis in the same period last year. Diluted earnings per share were $1.42 for the first nine months of 2000, up 16% from the $1.22 earned on a normalized basis last year. Net income for the first nine months was $1,057 million, an increase of 15% over last year's $916 million earned on a normalized basis. (See note 1)
     "Our continuing emphasis on offering diversified services to virtually all segments of the global securities markets results in superior growth in both revenue and profitability. This quarter's performance continues to reflect the fundamental strength of our long-term strategy," said Thomas A. Renyi, Chairman and CEO. In securities servicing, fee revenues increased to a record $427 million, up 37% for the quarter. Foreign exchange and other trading revenue increased to $59 million or 31% over last year, benefiting from the continued increase in global trading volumes. Private client services and asset management fees grew 26% in the quarter, led by strong performance in all product areas. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 62% of total revenue in the third quarter, up from 60% last year.
     Return on average common equity for the third quarter of 2000 was 25.75% compared with 25.33% on a normalized basis in the third quarter of 1999. Return on average assets for the third quarter of 2000 was 1.89% compared with 1.96% on a normalized basis in the third quarter of 1999. For the first nine months of 2000, return on average common equity totaled 26.55% compared with 25.34% on a normalized basis in 1999. Return on average assets was 1.83% for the first nine months of 2000 compared with 1.95% on a normalized basis in 1999.
     Fees from the Company's securities servicing businesses reached a record $427 million for the third quarter compared with $311 million last year. For the first nine months of 2000, fees from the Company's securities servicing businesses totaled a record $1,202 million, growing 33% compared with $904 million in 1999. Fee revenue was strong across all product lines with particular strength in global custody, depositary receipts ("DRs"), unit investment trust, and mutual funds as well as global execution and clearing services. Fee revenue also benefited from the acquisition of the Royal Bank of Scotland Trust Bank ("RBSTB") in the fourth quarter of 1999. The Company continues to be the world's leading custodian with assets of $6.9 trillion including $2 trillion of cross-border custody assets. DR trading activity reached $1 trillion for the first time during the first nine months of 2000. Cross-border mergers and acquisitions as well as U.S. investor interest in global telecommunication, media, and technology industries continued to be the major drivers of trading volume.

     Private client services and asset management fees were $77 million for the quarter, up 26% over last year, led by continued superior investment performance by BNY Asset Management resulting in further new business, as well as by the acquisition of Estabrook Capital Management, Inc.
     Total revenues from global payment services, excluding trade finance, were up 10% in the first nine months of 2000. This growth was primarily due to strong increases in funds transfer with domestic financial service companies as well as increased cash management revenue associated with broad market acceptance of CA$H-Register PlusSM, the Company's new internet delivery system for cash management services. Trade finance revenues were down from a year ago primarily due to the sale of BNY Financial Corporation ("BNYFC") and reduced pricing, driven by the improved risk profiles of select Asian and Latin American markets.
     Foreign exchange and other trading revenues for the quarter increased 31% over the third quarter of last year to $59 million. In the first nine months of 2000, foreign exchange and other trading revenues were $206 million compared with $133 million last year. Despite seasonal fluctuations, foreign exchange revenues remained strong, driven by continued increased transaction flows from the Company's global securities servicing customer base.
     Net interest income on a taxable equivalent basis for the third quarter increased to $492 million from $477 million in the second quarter of 2000.
For the first nine months of 2000, net interest income on a taxable equivalent basis was $1,429 million, compared with $1,292 million in the first nine months of 1999, benefiting from the acquisition of RBSTB, which brought approximately $10 billion in highly liquid, short-term assets and liabilities.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 52 cents per share in the third quarter of 2000, compared with 44 cents per share on a normalized basis in the third quarter of 1999. On the same basis, tangible return on average common equity was 38.89% in the third quarter of 2000 compared with 36.52% in 1999; and tangible return on average assets was 2.05% in the third quarter of 2000 compared with 2.11% in 1999. Tangible diluted earnings per share were $1.50 per share for the first nine months of 2000, compared with $1.34 per share on a normalized basis in 1999. On the same basis, tangible return on average common equity was 41.11% in the first nine months of 2000 compared with 37.72% on a normalized basis in 1999; and tangible return on average assets was 1.98% in the first nine months of 2000 compared with 2.19% last year. Amortization of intangibles for the third quarter and the first nine months of 2000 was $29 million and $85 million compared with $23 million and $76 million last year.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.29% and 12.68% at September 30, 2000, compared with 8.03% and 12.24% at
June 30, 2000, and 8.38% and 12.52% at September 30, 1999. The leverage ratio was 7.42% at September 30, 2000, compared with 6.80% at June 30, 2000, and 8.10% one year ago. Tangible common equity as a percent of total assets was 5.75% at September 30, 2000, compared with 5.11% at June 30, 2000, and 5.93% one year ago. The decline in the leverage and tangible common equity ratios from 1999 primarily reflects the acquisition of RBSTB. In the third quarter of 2000, the Company repurchased approximately one million shares under its common stock repurchase programs.

NONINTEREST INCOME

                                         3rd      2nd      3rd
                                       Quarter  Quarter  Quarter   Year-to-date
                                       -------  -------  -------   ------------
(In millions)                           2000     2000     1999     2000    1999
                                        ----     ----     ----     ----    ----
Servicing Fees
  Securities                            $427     $403     $311   $1,202    $904
  Cash                                    65       65       69      196     208
                                        ----     ----   ------   ------  ------
                                         492      468      380    1,398   1,112
Private Client Services
 and Asset Management Fees                77       72       61      219     179
Service Charges and Fees                  84      104       77      278     252
Foreign Exchange and
 Other Trading Activities                 59       71       45      206     133
Securities Gains                          20       45       50      105     149
Other                                     53       20      918       96     982
                                        ----     ----   ------   ------  ------
Total Noninterest Income                $785     $780   $1,531   $2,302  $2,807
                                        ====     ====   ======   ======  ======

     Total noninterest income reached $785 million, up 24% from $635 million in last year's third quarter, excluding the sale of BNYFC and the liquidity charge. The decline in cash servicing fees reflects both lower trade finance fees as well as lower cash management and funds transfer fees due to a rising rate environment positively impacting the value of customers' compensating balances. Service charges and fees declined from the second quarter reflecting a reduction of capital markets activity. Securities gains were $20 million compared with $45 million in the second quarter of 2000 and $50 million one year ago. Other income in the third quarter of 2000 includes a $26 million payment associated with the termination of a securities clearing contract entered into in conjunction with the acquisition of Everen Clearing Corporation. In 1999, other income in the third quarter included a $1,020 million gain on the sale of BNYFC and a $124 million liquidity charge on loans available for sale.

NET INTEREST INCOME

                             3rd         2nd         3rd
                           Quarter     Quarter     Quarter      Year-to-date
(Dollars in millions on a  -------     -------     -------      ------------
 tax equivalent basis)      2000        2000        1999        2000    1999
                            ----        ----        ----        ----    ----
Net Interest Income         $492        $477        $429      $1,429  $1,292
Net Interest Rate
 Spread                     1.93%       1.93%       2.21%       1.94%   2.23%
Net Yield on Interest-
 Earning Assets             3.05        2.91        3.16        2.95    3.14


     Net interest income on a taxable equivalent basis was $492 million in the third quarter of 2000 compared with $477 million in the second quarter of 2000 and $429 million in the third quarter of 1999. The net interest rate spread was 1.93% in the third quarter of 2000, compared with 1.93% in the second quarter of 2000 and 2.21% one year ago. The net yield on interest-earning assets was 3.05% compared with 2.91% in the second quarter of 2000 and 3.16% in last year's third quarter.
     For the first nine months of 2000, net interest income on a taxable equivalent basis, amounted to $1,429 million compared with $1,292 million in 1999. The year-to-date net interest rate spread was 1.94% in 2000 compared with 2.23% in 1999, while the net yield on interest-earning assets was 2.95% in 2000 and 3.14% in 1999.
     The expansion of the Company's securities servicing, global payment services, and asset management businesses continues to generate increased levels of deposits. These additional deposits are being invested in high-quality liquid assets which increase net interest income, although lowering the net interest-rate spread. The improvement in the yield from the second quarter of 2000 reflects the Company's increased capital base combined with the growing level and value of interest-free deposits generated by the Company's securities and fiduciary businesses.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the third quarter of 2000 was $635 million, compared with $515 million in 1999. The increase was principally due to acquisitions, technology investment, and new business wins.
     The efficiency ratio for the third quarter of 2000 improved to 50.4% compared with 51.9% in the second quarter of 2000, partially reflecting the increase in other income. For the first nine months of 2000, the efficiency ratio was 51.4% compared with 50.3% last year. The increase is primarily attributable to the acquisition of RBSTB in the fourth quarter of 1999. The computation of the efficiency ratio in 1999 excludes the gain on the sale of BNYFC and the liquidity charge.
     The effective tax rate for the third quarter of 2000 was 35.1% compared with 34.9% in the second quarter.

NONPERFORMING ASSETS

                                                                   Change
                                                                 9/30/00 vs.
(Dollars in millions)                 9/30/00       6/30/00        6/30/00
                                     --------      --------       --------
Loans:
     Other Commercial                  $ 69          $ 45           $24
     Foreign                             49            54            (5)
     Regional Commercial                 28            33            (5)
     Loans Available for Sale            17            23            (6)
                                       ----          ----           ----
  Total Loans                           163           155             8
Other Real Estate                         5             7            (2)
                                       ----          ----           ----
        Total                          $168          $162           $ 6
                                       ====          ====           ====

Nonperforming Assets Ratio              0.4%          0.4%
Allowance/Nonperforming Loans         379.6         393.4
Allowance/Nonperforming Assets        367.5         376.4


     Nonperforming assets totaled $168 million at September 30, 2000, compared with $162 million at June 30, 2000. The increase in nonperforming other commercial loans partially reflects a loan to an insurance company. At September 30, 2000, remaining credit exposures of loans available for sale totaled $152 million with outstandings of $81 million compared with $246 million and $144 million, respectively at June 30, 2000.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  3rd          2nd          3rd
                                Quarter      Quarter      Quarter   Year-to-date
                                -------      -------      -------   ------------
(In millions)                     2000         2000        1999     2000    1999
                                  ----         ----        ----     ----    ----
Provision                         $ 25         $ 25        $ 90     $ 70    $120
                                  ====         ====        ====     ====    ====
Net(Charge-offs)Recoveries:
  Commercial Real Estate          $  -         $  -        $ (1)    $  -    $ (2)
  Other Commercial                 (14)         (12)        (61)     (39)    (82)
  Consumer                          (1)          (1)         (1)      (3)     (3)
  Foreign                           (3)           -         (23)      (3)    (34)
  Other                              -           (2)         (3)      (3)     (2)
                                  -----        -----       -----    -----  ------
     Total                        $(18)        $(15)       $(89)    $(48)  $(123)
                                  =====        =====       =====    =====  ======

Other Real Estate Expenses        $  1         $  1        $  -     $  3    $  1



     The allowance for credit losses increased to $617 million, or 1.65% of loans at September 30, 2000, compared with $610 million, or 1.60% of loans at June 30, 2000, and $594 million, or 1.57% of loans at September 30, 1999. The ratio of the allowance to nonperforming assets was 367.5% at September 30, 2000, compared with 376.4% at June 30, 2000, and 384.2% at September 30, 1999.

                          ***************************

Note 1:
1999 normalized earnings reflect net income adjusted for the results of BNY Financial Corporation ("BNYFC"), the $1,020 million gain on the sale of BNYFC, the related investment of proceeds, and repurchase of 25 million shares of Company common stock on a pro forma basis as of December 31, 1998; the $124 million liquidity charge related to the sale of loans; a provision adjustment of $75 million; and related tax effects.

    (Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2000       1999      Change
                                                   ----       ----      ------
For the Three Months Ended September 30:
------------------------------------
  Net Income                                    $   363    $   773     (53.0)%
    Per Common Share:
      Basic                                     $  0.50    $  1.04     (51.9)
      Diluted                                      0.49       1.02     (52.0)
      Cash Dividends Paid                          0.16       0.14      14.3

  Return on Average Common Shareholders'
      Equity                                      25.75%     61.23%
  Return on Average Assets                         1.89       4.78


For the Nine Months Ended September 30:
------------------------------------
  Net Income                                    $ 1,057    $ 1,411     (25.1)%
    Per Common Share:
      Basic                                     $  1.44    $  1.87     (23.0)
      Diluted                                      1.42       1.84     (22.8)
      Cash Dividends Paid                          0.48       0.42      14.3

  Return on Average Common Shareholders'
      Equity                                      26.55%     36.63%
  Return on Average Assets                         1.83       2.88


As of September 30:
------------------
  Assets                                        $75,409    $63,158      19.4%
  Loans                                          37,433     37,757      (0.9)
  Securities                                      6,784      5,892      15.1
  Deposits - Domestic                            27,078     26,309       2.9
           - Foreign                             26,221     18,486      41.8
  Long-Term Debt                                  2,957      2,416      22.4
  Minority Interest - Preferred Securities        1,500      1,500         -
  Preferred Shareholders' Equity                      1          1         -
  Common Shareholders' Equity                     5,918      4,895      20.9

  Common Shareholders' Equity Per Share            8.01       6.65      20.4
  Market Value Per Share of Common Stock          56.50      33.44      69.0

  Allowance for Credit Losses as a Percent
    of Loans                                       1.65%      1.57%
  Tier 1 Capital Ratio                             8.29       8.38
  Total Capital Ratio                             12.68      12.52
  Leverage Ratio                                   7.42       8.10
  Tangible Common Equity Ratio                     5.75       5.93


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three       For the nine
                                                                months ended        months ended
                                                                September 30,       September 30,

                                                              2000       1999     2000       1999
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 732      $ 643   $2,183     $1,962
Securities
  Taxable                                                       79         63      236        190
  Exempt from Federal Income Taxes                              16         13       47         36
                                                             -----      -----    -----      -----
                                                                95         76      283        226
Deposits in Banks                                               67         62      203        180
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       80         49      198        147
Trading Assets                                                 133          4      380         15
                                                             -----      -----    -----      -----
    Total Interest Income                                    1,107        834    3,247      2,530
                                                             -----      -----    -----      -----
Interest Expense
----------------
Deposits                                                       501        320    1,494        961
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                   38         32      107         99
Other Borrowed Funds                                            37         27      108        102
Long-Term Debt                                                  52         38      149        108
                                                             -----      -----    -----      -----
    Total Interest Expense                                     628        417    1,858      1,270
                                                             -----      -----    -----      -----
Net Interest Income                                            479        417    1,389      1,260
-------------------
Provision for Credit Losses                                     25         90       70        120
                                                             -----      -----    -----      -----
Net Interest Income After Provision for
  Credit Losses                                                454        327    1,319      1,140
                                                             -----      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    427        311    1,202        904
 Cash                                                           65         69      196        208
                                                             -----      -----    -----      -----
                                                               492        380    1,398      1,112
Private Client Services and
  Asset Management Fees                                         77         61      219        179
Service Charges and Fees                                        84         77      278        252
Securities Gains                                                20         50      105        149
Other                                                          112        963      302      1,115
                                                             -----      -----    -----      -----
    Total Noninterest Income                                   785      1,531    2,302      2,807
                                                             -----      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 371        300    1,097        922
Net Occupancy                                                   47         41      137        122
Furniture and Equipment                                         27         25       80         69
Other                                                          190        149      551        424
                                                             -----      -----    -----      -----
    Total Noninterest Expense                                  635        515    1,865      1,537
                                                             -----      -----    -----      -----
Income Before Income Taxes                                     604      1,343    1,756      2,410
Income Taxes                                                   213        542      614        915
Distribution on Trust Preferred Securities                      28         28       85         84
                                                             -----      -----    -----      -----
Net Income                                                   $ 363      $ 773   $1,057     $1,411
----------                                                   =====      =====   ======     ======
Net Income Available to Common Shareholders                  $ 363      $ 773   $1,057     $1,411
-------------------------------------------                  =====      =====   ======     ======

Per Common Share Data:
----------------------
   Basic Earnings                                           $ 0.50      $1.04    $1.44      $1.87
   Diluted Earnings                                           0.49       1.02     1.42       1.84
   Cash Dividends Paid                                        0.16       0.14     0.48       0.42
Diluted Shares Outstanding                                     747        754      744        769


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                         September 30,        December 31,
                                                            2000                1999
                                                            ----                ----
Assets
------
Cash and Due from Banks                                    $ 4,222             $ 3,276
Interest-Bearing Deposits in Banks                           5,047               6,850
Securities:
  Held-to-Maturity                                             849                 871
  Available-for-Sale                                         5,935               6,028
                                                           -------             -------
    Total Securities                                         6,784               6,899
Trading Assets at Fair Value                                10,157               8,715
Federal Funds Sold and Securities Purchased Under Resale
  Agreements                                                 3,175               5,383
Loans (less allowance for credit losses of $617 in 2000
  and $595 in 1999)                                         36,816              36,952
Premises and Equipment                                         901                 893
Due from Customers on Acceptances                              914                 739
Accrued Interest Receivable                                    374                 319
Other Assets                                                 7,019               4,730
                                                           -------             -------
     Total Assets                                          $75,409             $74,756
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $11,886             $12,162
 Interest-Bearing
   Domestic Offices                                         15,688              16,319
   Foreign Offices                                          25,725              27,270
                                                           -------             -------
     Total Deposits                                         53,299              55,751
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           1,478               1,318
Other Borrowed Funds                                         4,199               3,825
Acceptances Outstanding                                        917                 740
Accrued Taxes and Other Expenses                             3,135               2,644
Accrued Interest Payable                                       148                 131
Other Liabilities                                            1,857                 893
Long-Term Debt                                               2,957               2,811
                                                           -------             -------
     Total Liabilities                                      67,990              68,113
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
  Trust Securities of Subsidiary Trust Holding Solely
  Junior Subordinated Debentures                             1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,320 shares
  in 2000 and 16,787 shares in 1999                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  983,594,524 shares in 2000 and
  977,961,165 shares in 1999                                 7,377               7,335
 Additional Capital                                            454                 315
 Retained Earnings                                           3,326               2,620
 Accumulated Other Comprehensive Income                        189                  30
                                                           -------             -------
                                                            11,347              10,301
 Less: Treasury Stock (242,944,902 shares in 2000
        and 237,747,242 shares in 1999), at cost             5,418               5,148
       Loan to ESOP (1,444,005 shares in
        2000 and 1999), at cost                                 10                  10
                                                           -------             -------
     Total Shareholders' Equity                              5,919               5,143
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $75,409             $74,756
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months              For the three months
                                          ended September 30, 2000          ended September 30, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 4,941       $  67       5.36%    $ 5,641       $  62      4.35%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,863          80       6.55       4,051          49      4.76
Loans
 Domestic Offices                       18,862         355       7.49      19,224         349      7.20
 Foreign Offices                        19,676         377       7.62      18,522         294      6.30
                                       -------       -----                -------       -----
   Total Loans                          38,538         732       7.56      37,746         643      6.76
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             1,604          24       5.90       2,452          36      5.85
 U.S. Government Agency Obligations      1,614          28       6.92         840          14      6.56
 Obligations of States and
  Political Subdivisions                   629          13       8.12         570          11      7.87
 Other Securities, including
  Trading Securities                    11,779         176       5.99       2,537          31      4.93
                                       -------       -----                -------       -----
   Total Securities                     15,626         241       6.16       6,399          92      5.76
                                       -------       -----                -------       -----
Total Interest-Earning Assets           63,968       1,120       6.97%     53,837         846      6.24%
                                                     -----                              -----
Allowance for Credit Losses               (609)                              (593)
Cash and Due from Banks                  3,003                              3,240
Other Assets                            10,153                              7,579
                                       -------                            -------
   TOTAL ASSETS                        $76,515                            $64,063
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,879          73       4.96%    $ 4,891          54      4.37%
 Savings                                 7,566          52       2.73       7,763          45      2.32
 Certificates of Deposit
  $100,000 & Over                          442           7       6.01         430           5      5.03
 Other Time Deposits                     1,877          25       5.23       2,208          24      4.27
 Foreign Offices                        26,411         344       5.20      18,664         192      4.07
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,175         501       4.73      33,956         320      3.74
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,517          38       6.06       2,827          32      4.50
Other Borrowed Funds                     2,154          37       6.91       2,012          27      5.34
Long-Term Debt                           2,872          52       7.13       2,313          38      6.59
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities   $49,718         628       5.04%     41,108         417      4.03%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,232                             10,580
Other Liabilities                        8,448                              5,870
Minority Interest-Preferred Securities   1,500                              1,500
Preferred Stock                              1                                  1
Common Shareholders' Equity              5,616                              5,004
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $76,515                            $64,063
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 492       1.93%                  $ 429      2.21%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             3.05%                             3.16%
                                                                 ====                              ====

                            THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the nine months               For the nine months
                                          ended September 30, 2000          ended September 30, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,499       $ 203       4.94%    $ 5,321       $ 180      4.52%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,310         198       6.15       4,169         147      4.73
Loans
 Domestic Offices                       19,477       1,075       7.37      19,913       1,073      7.21
 Foreign Offices                        20,039       1,109       7.39      19,109         890      6.23
                                       -------       -----                -------       -----
   Total Loans                          39,516       2,184       7.38      39,022       1,963      6.73
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             2,165          97       6.01       2,518         109      5.79
 U.S. Government Agency Obligations      1,192          61       6.82         857          41      6.43
 Obligations of States and
  Political Subdivisions                   612          37       8.04         592          35      7.82
 Other Securities, including
  Trading Securities                    11,382         507       5.94       2,538          87      4.56
                                       -------       -----                -------       -----
   Total Securities                     15,351         702       6.11       6,505         272      5.59
                                       -------       -----                -------       -----
Total Interest-Earning Assets           64,676       3,287       6.79%     55,017       2,562      6.23%
                                                     -----                              -----
Allowance for Credit Losses               (606)                              (619)
Cash and Due from Banks                  3,239                              3,130
Other Assets                            10,021                              8,002
                                       -------                            -------
   TOTAL ASSETS                        $77,330                            $65,530
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,733         210       4.89%    $ 5,086         160      4.20%
 Savings                                 7,630         146       2.56       7,793         131      2.24
 Certificates of Deposit
  $100,000 & Over                          443          19       5.59         559          20      4.89
 Other Time Deposits                     2,023          76       5.00       2,195          71      4.31
 Foreign Offices                        27,755       1,043       5.02      18,971         579      4.08
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       43,584       1,494       4.58      34,604         961      3.71
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,569         107       5.57       3,061          99      4.32
Other Borrowed Funds                     2,197         108       6.54       2,591         102      5.31
Long-Term Debt                           2,839         149       6.97       2,225         108      6.45
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities   $51,189       1,858       4.85%     42,481       1,270      4.00%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,249                             10,548
Other Liabilities                        8,073                              5,866
Minority Interest-Preferred Securities   1,500                              1,482
Preferred Stock                              1                                  1
Common Shareholders' Equity              5,318                              5,152
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $77,330                            $65,530
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                           $1,429       1.94%                 $1,292      2.23%
                                                    ======       ====                  ======      ====
Net Yield on Interest-Earning Assets                             2.95%                             3.14%
                                                                 ====                              ====

